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                               SECURITY AGREEMENT
                                    (Pledge)



                                    Between

                       STERLING CHEMICALS HOLDINGS, INC.

                                      and

                      FLEET NATIONAL BANK OF CONNECTICUT,
                                   as Trustee



                             _______________, 1996
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                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made as of _____________, 1996, between STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation with principal offices at _________________ ("Pledgor"), and FLEET NATIONAL BANK OF CONNECTICUT, a ____________________, with offices at ______________________________ ("Secured Party") for itself, and on behalf of each Holder (as defined below).


                                    RECITALS


     A. Reference is made to the ___% Senior Secured Discount Notes Due 2008 ("Discount Notes") issued pursuant to that certain Indenture, dated as of __________, 1996 ("Indenture") between Pledgor and Secured Party. For purposes of this Agreement "Holder" means each Person (as defined in the Indenture) in whose name a Discount Note is registered on the Discount Note Register (as defined in the Indenture).

     B. Reference is also made to the Credit Agreement, dated June 21, 1996, among Pledgor, the Lenders, the Issuing Banks, the Administrative Agent and the Documentation Agent (all as defined in such Credit Agreement).

     C. Pursuant to the Indenture, the Pledgor has agreed to enter into this Security Agreement.

     D. Therefore, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:


                                   ARTICLE 1.

                               SECURITY INTEREST
                               -----------------

     Section 1.01 Pledge. Pledgor hereby pledges, assigns, and grants to Secured Party a security interest in and right of set-off against the assets referred to in Section 1.02 (the "Collateral") to secure the prompt payment and performance of the "Obligations" (as defined in Section 2.02) and the performance by Pledgor of this Agreement.

     Section 1.02 Collateral. The Collateral consists of the following types or items of property:
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          (a) The securities described or referred to in Exhibit A attached hereto and made a part hereof.

          (b) (i) the certificates or instruments, if any, representing such securities, (ii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this Section 1.02, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this Section 1.02, and
     (v) all books and records relating to any of the property referred to in this Section 1.02.

     Section 1.03 Transfer of Collateral. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by Secured Party or a Person designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, or (in the case of either certificated or uncertificated securities) Secured Party shall have been provided with (a) evidence that entries have been made on the books of a clearing corporation to effect the pledge of the Pledged Securities to Secured Party, as provided in, and in accordance with, Section 8.320 of the Code, or (b) evidence that a financial intermediary has identified the Pledged Securities as having been pledged to Secured Party, as provided in, and in accordance with,
Section 8.313(1)(d) of the Code, or (c) evidence that the Pledged Securities have been otherwise transferred to Secured Party in accordance with Section 8.313(1) of the Code, all in form and substance satisfactory to Secured Party. After the occurrence and continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.06, and to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.


                                   ARTICLE 2.

                                  DEFINITIONS

     Section 2.01 Terms Defined Herein or in the Credit Agreement. As used in this Agreement, the terms defined herein shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Credit Agreement but which are not defined herein shall have the same meanings as defined in the Credit Agreement, as in effect on the date of this Agreement.

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     Section 2.02  Certain Definitions.  As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          "Agreement" means this Security Agreement, as the same may from time to time be amended or supplemented.

          "Code" means the Uniform Commercial Code as presently in effect in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or nonperfection of the assignment and security interest in any Collateral is governed by the Uniform Commercial Code or similar legislation as in effect in a jurisdiction other than New York, "Code" means the Uniform Commercial Code or similar legislation as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code.

          "Event of Default" means any event specified in Section 6.01.

          "Obligations" means: (a) The payment and performance of all amounts owing or to be owing by Pledgor to the Trustee and the Holders with respect to or in connection with the Discount Notes, including without limitation, the due and punctual payment of the principal of, premium, if any, and interest on the Discount Notes, when and as the same shall become due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption, or otherwise and the payment and performance of all other obligations of Pledgor to the Trustee and the Holders, and any and all renewals, extensions for any period, rearrangements, replacements, substitutions, increases and/or modifications of any or all of the Discount Notes;

          (b) The unpaid principal of and accrued interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition is allowed in such proceeding) the Discount Notes;

          (c) The performance by Pledgor of all the terms, agreements and obligations of Pledgor pursuant to this Agreement;

          (d) The obligation of the Pledgor to otherwise reimburse Secured Party or any Holder whether on account of fees, indemnities, costs, taxes and expenses or otherwise; and

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          (e) Any and all other sums payable to Secured Party or any Holder under or in respect of the Indenture.

          "Pledged Securities" means all of the securities and other property (whether or not the same constitutes a "security" under the Code) referred to in Section 1.02 and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Agreement.

          "Senior Secured Obligations" means the Obligations as defined in the Security Agreement dated _________, 1996 between Pledgor and Texas Commerce Bank National Association, as Pledgee.

                                   ARTICLE 3.

                         Representations and Warranties

     In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

     Section 3.01 Corporate Existence. The Pledgor is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware.

     Section 3.02 Corporate Power and Authorization. The Pledgor is duly authorized and empowered to execute, deliver and perform this Agreement, and all corporate action on the Pledgor's part requisite for the due execution, delivery and performance of this Agreement has been duly and effectively taken.

     Section 3.03 Binding Obligations. This Agreement constitutes a legal, valid, and binding obligation of the Pledgor, and, upon execution and delivery to the Trustee, for itself and on behalf of the Holders, will be enforceable in accordance with its terms, except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to the availability of equitable remedies.

     Section 3.04 No Legal Bar or Resultant Lien. This Agreement does not and will not violate or create a default under any provisions of the articles or certificate of incorporation or bylaws of the Pledgor, or any contract, agreement, instrument or Governmental Requirement to which the Pledgor is subject (other than those violations and defaults that would not affect the Pledgor's use of such Property or those permitted by this Agreement), or result in the creation or imposition of any Lien upon any Property of the Pledgor.

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     Section 3.05  Litigation.  As of the Effective Date, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Pledgor, threatened against the Pledgor, before any court or arbitrator or any Governmental Authority which challenges the validity or enforceability of this Agreement.

     Section 3.06 Ownership of Collateral: Incumbrances. Pledgor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and except for Liens securing the Senior Secured Obligations, and Pledgor has full right, power and authority to pledge, assign and grant a security interest in the Collateral to Secured Party.

     Section 3.07 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest or
(iv) the exercise by Secured Party of its rights and remedies under this Agreement.

     Section 3.08 Pledged Securities. The Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

     Section 3.09 Priority Security Interest. The pledge of Pledged Securities (together with physical delivery of the certificates representing the Pledged Securities) pursuant to this Agreement creates a valid and perfected security interest in the Collateral, subject only to the security interest securing the Senior Secured Obligations, enforceable against Pledgor and all third parties and securing payment of the Obligations (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to the availability.of equitable remedies).

     Section 3.10 Collateral. The delivery at any time by Pledgor to Secured Party of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by Pledgor to Secured Party hereunder that the representations and warranties of this Article 3 are correct insofar as they would pertain to such Collateral or the descriptions thereof.

     Section 3.11 Investment Company Act. As of the Effective Date, the Pledgor is not an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United States or any "State" as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Pledgor of this Agreement and its performance of the obligations provided for herein, will not result in a violation of the Investment Company Act of 1940, as amended.

                                       5
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                                   ARTICLE 4.

                            Covenants and Agreements

     Pledgor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

     Section 4.01 Sale, Disposition or Encumbrance of Collateral. Pledgor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party and to secure the Senior Secured Obligations.

     Section 4.02 Records and Information. Pledgor shall keep accurate and complete records of the Collateral (including proceeds, payments, distributions, income and profits). Pledgor shall permit Secured Party to have access to, examine, audit, make extracts from and inspect without hindrance or delay Pledgor's records and files with respect to the Collateral as often and all at such reasonable times during normal business hours as may be reasonably requested by Secured Party. Pledgor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral. Pledgor will also promptly furnish such information as Secured Party may from time to time reasonably request regarding the Collateral. The Pledgor will keep proper books of record and account in accordance with GAAP.

     Section 4.03 Reimbursement of Expenses. Pledgor agrees to indemnify and hold Secured Party and each Holder harmless from and against and covenants to defend Secured Party and each Holder against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and reasonable attorneys' fees, reasonably incurred because of, incident to, or with respect to the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith). All amounts for which Pledgor is liable pursuant to this Section 4.04 shall be due and payable by Pledgor to Secured Party or such Holder upon demand. If Pledgor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party or any Holder pays such amount, the same shall be due and payable by Pledgor to Secured Party or such Holder, plus interest thereon from the date that is five (5) days following Secured Party's or such Holder's demand (or from the date that is five (5) days following Secured Party's or such Holder's payment if demand is not made due to such proceedings) at the rate per annum equal to the Base Rate.

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     Section 4.04  Stock Powers.  Pledgor shall furnish to Secured Party such stock powers and other instruments as may be required by Secured Party to assure the transferability of the Collateral pursuant to Section 6.02 when and as often as may be requested by Secured Party.

     Section 4.05 Voting and Other Consensual Rights. Except to the extent otherwise provided in subsection 6.06(d), Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

     Section 4.06 Pledged Securities Percentage. The Pledged Securities will at all times constitute 100% of the issued and outstanding shares of capital stock of the issuer thereof.

     Section 4.07 Conduct of Business and Maintenance of Existence. The Pledgor will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of its business.

     Section 4.08 Non-Consolidation, Etc. The Pledgor shall be operated at all times in such a manner that its assets and liabilities may not be substantively consolidated with those of any other Person in the event of the bankruptcy or insolvency of such Person. In this regard, the Pledgor shall:

          (a) not become involved in the day-to-day management of any other Person, except as contemplated herein and matters necessarily incident thereto;

          (b) not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person;

          (c) engage only in investments in Limited Liability Interests, as defined herein and matters necessarily incident thereto;

          (d) maintain corporate records and books of account separate from each of its Subsidiaries;

          (e) maintain its assets separately from the assets of any other Person (including through maintenance of a separate bank account);

          (f) not guarantee the obligations of any other Person, or advance funds (other than through purchases of Limited Liability Interests) for the payment of expenses or otherwise, to any Affiliate (other than employees, officers, and directors);

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          (g) conduct all business correspondence of the Pledgor and other communications in the Pledgor's own name and on the Pledgor's own stationery;

          (h) maintain separate financial statements;

          (i) not act as agent of the Company or any of its Subsidiaries in any capacity;

          (j) maintain a board of directors that is separate from and independent of the boards of directors of all other Persons;

          (k) maintain, and cause its Subsidiaries to maintain, the requisite legal formalities in order that the Pledgor and its Subsidiaries may each be treated as a legally separate entity from other Persons; and

          (l) engage in transactions with the Company and its Subsidiaries only on terms and conditions comparable to arm's-length transactions with Persons that are not Affiliates of the Pledgor.

     Section 4.09 Further Assurances. The Pledgor will cure promptly any defects in the execution and delivery of this Agreement. The Pledgor at its own expense, as promptly as practical, will execute and deliver to the Trustee upon request all such instruments and take all such action in order fully to effectuate the purposes of this Agreement.

     Section 4.10 Reporting Covenant. So long as any Discount Notes remain unpaid or outstanding, the Pledgor will furnish to the Trustee promptly after the occurrence of any event or circumstance concerning or changing any of the Collateral that would have a Material Adverse Effect, notice of such event or circumstance in reasonable detail.


                                   ARTICLE 5.

                  Rights, Duties, and Powers of Secured Party

     The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

     Section 5.01 Discharge Encumbrances. Secured Party may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, if Pledgor fails to discharge same within thirty (30) days after written notice thereof shall have been given to Pledgor by Secured Party; provided, however, notwithstanding the foregoing, (a) after the occurrence and during

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the continuance of an Event of Default, Secured Party may, at its option, discharge any such encumbrance, and (b) in any event, Secured Party may, at its option, discharge any such encumbrance at any time if failure to do so would have a material adverse effect on all or any part of the Collateral. Pledgor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the Base Rate.

     Section 5.02 Transfer of Collateral. Subject to the provisions of the Indenture, Secured Party may transfer its position as Trustee, and upon any such transfer Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any successor Trustee shall be vested with all rights, powers and remedies of Secured Party hereunder.

     Section 5.03 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off.

     Section 5.04 Disclaimer of Certain Duties. (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party or any Holder to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

     (b) Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Person. Pledgor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party or any Holder to proceed against any other Person, exhaust any Collateral or enforce any other remedy which Secured Party or any Holder now has or may hereafter have against any other Person.

     Section 5.05 Other Security. Pledgor authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder, from time to time to (x) take and hold from other Persons other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral and (y) apply the Collateral in the manner permitted by this Agreement.

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     Section 5.06  Custody and Preservation of the Collateral.  Secured Party
shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral, it being understood and agreed, however, that neither Secured Party nor any Holder shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against Persons or entities with- respect to any Collateral.

     Section 5.07 Waivers. The Pledgor waives diligence, presentment, protest, demand for payment, and notice of default or nonpayment, notice of intention to accelerate maturity, and notice of acceleration of maturity to or upon the Pledgor with respect to the Obligations. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Pledgor and its successors and assigns, and shall inure to the benefit of the Trustee and the Holders, and their respective successors, indorsees, transferees, and assigns, until all the Obligations shall have been satisfied by payment in full.


                                   ARTICLE 6.

                               Events of Default

     Section 6.01 Events. It shall constitute an Event of Default under this Agreement if an Event of Default occurs and is continuing under the Indenture.

     Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party, in accordance with the terms of the Indenture, shall take any or all of the following actions without notice (except where expressly required below) or demand to Pledgor:

          (a) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party for cash or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party or any Holder may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such

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     sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder.
     If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection
     (d) shall constitute disposition in a commercially reasonable manner.

          (b) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable attorneys' fees and legal expenses incurred by Secured Party and the Holders.

          (c) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

          (d) Receive, change the address for delivery, open and dispose of mail addressed to Pledgor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage but only in respect of the Collateral on behalf of and in the name of Pledgor.

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          (e) Exercise all other rights and remedies permitted by law or in equity.

     Section 6.03 Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Pledgor's cost and expense and without notice to Pledgor, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     Section 6.04 Reasonable Notice. If any applicable provision of any law requires Secured Party or any Holder to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that five days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

     Section 6.05 Pledged Securities. Upon the occurrence and during the continuance of an Event of Default:

          (a) All rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to this Agreement shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments, but Secured Party shall have no duty to receive and hold such dividends and interest payments and shall not be responsible for any failure to do so or delay in so doing.

          (b) All dividends and interest payments which are received by Pledgor contrary to the provisions of this Section 6.05 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary indorsement).

          (c) Secured Party may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Securities as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of such Pledged Securities

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     or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

          (d) If the issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any court or governmental agency or instrumentality, then all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 4.07 with respect to the Pledged Securities issued by such issuer shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, but Secured Party shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

     Section 6.06 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.


                                   ARTICLE 7.

                            Miscellaneous Provisions

     Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture.

     Section 7.02 Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any other Person, any such action shall not constitute a waiver of any of Secured

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Party's other rights or of Pledgors obligations hereunder.  This Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Agreement may be delivered by Pledgor or Secured Party to any financial intermediary or other third party for the purpose of transferring or perfecting any or all of the Pledged Securities to Secured Party or its designee or assignee.

     Section 7.04 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, to or for any of its agents, affiliates or correspondents).

     Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor such excess proceeds in a commercially reasonable time; provided, however, that neither Secured Party nor any Lender shall have any liability for any interest, cost or expense in connection with any delay in delivering such proceeds to Pledgor.

     Section 7.06 Governing Law; Jurisdiction. This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

     Section 7.07  Continuing Security Agreement.

          (a) Except as may be expressly applicable pursuant to Section 9.505 of the Code, no action taken or omission to act by Secured Party or the Holders hereunder, including, without limitation, any exercise of voting or consensual rights pursuant to Section 4.05 or any other action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party and the Lenders shall have applied payments of collections from Collateral toward the Obligations or until such subsequent time as is hereinafter provided in subsection (b) below.

          (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and

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     continue as if such payment or proceeds had not been received by Secured
     Party or the Holders, and Secured Party's and the Holders' security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall bc automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.08.

     Section 7.08 Termination. The grant of a security interest hereunder and all of Secured Party's and the Holders' rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has (i) retransferred and delivered all Collateral in its possession to Pledgor, and (ii) executed a written release or termination statement and reassigned to Pledgor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon (i) the complete payment of the Obligations and (ii) the compliance by Pledgor with all covenants and agreements hereof, Secured Party, at the written request and expense of Pledgor, will release, reassign and transfer the Collateral to Pledgor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.03 and the provisions of subsection 7.07(b) shall survive the termination of this Agreement.

     Section 7.09 Invalidity. In the event that one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect (i) Pledgor agrees that such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and
(ii) Pledgor and Secured Party (acting on behalf of and at the direction of the Holders) will negotiate in good faith to amend such provision so as to be legal, valid and enforceable.

     Section 7.10 Counterparts, Effectiveness. This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party or the Holders, and it is not necessary for Secured Party or any Holder to execute any acceptance hereof or otherwise signify or express its acceptance hereof.


PLEDGOR:                      STERLING CHEMICALS HOLDINGS, INC.
- --------



                              By:_____________________________
                                Name:
                                Title:

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                                   EXHIBIT A

                               PLEDGED SECURITIES
                               ------------------

_______ shares of the common stock of Sterling Chemicals, Inc. a Delaware corporation (the "Company"), registered in the name of Sterling Chemical Holdings, Inc. on the books of the Company, as represented by Certificate No.
________.

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